Exhibit 99.1 - Press Release

KonaRed Corporation Executes Sales & Marketing
Agreement to Expand Major U.S. Distribution Deal with
Splash Beverage Group

Koloa, HI--April 25, 2014--KonaRed Corporation (OTCBB/OTCQB: KRED), manufacturers of Antioxidant Juices derived from the exclusive, world famous Hawaiian CoffeeBerry®, coffee fruit from Kona, Hawaii, announced today that it has formally expanded its relationship with Splash Beverages Group by signing a Sales and Marketing Agreement to complement the Distribution Agreement.

Shaun Roberts, CEO of KonaRed, said, “As we moved to finalize our distribution agreement with Splash, we all began to see more ways we could cooperate to further expand sales channels and support for KonaRed's beverages. This led us to create an additional Sales and Marketing Agreement.  KonaRed will benefit from a wide range of Splash's marketing expertise as Splash's CEO Robert Nistico did great things for Red Bull in North America and Kevin McClafferty served both as President and CEO of Marley Beverages, one of the fastest growing beverage start-ups in recent years."

“We are delighted to have partnered with the KonaRed team.  Robert and I have known Shaun for several years and we have the highest level of respect for each other and each other’s companies. In the early launch, KonaRed has positioned itself as a category leader in terms of product integrity, packaging, taste and functionality. I have no doubt that the KonaRed team will continue to provide Splash Beverage Group with a 'best in class' lineup, Mr McClafferty said.”

KonaRed joins TapouT, Bruce Lee Tea and Amazoo Acai as featured brands in the Splash Beverage Group’s portfolio of non-alcoholic brands.

About KonaRed Corporation
KonaRed Corporation produces health and wellness nutritional products including beverages and supplements, which bring the attributes of Hawaiian Coffee fruit to an international consumer market. Our underlying business was established on August 22, 2008 and our first sales were achieved in February 2009. KonaRed became publicly traded through a merger with an existing listed company on October 4, 2013 and trades on the OTCBB and OTCQB under the symbol KRED. KonaRed, through a licensing agreement with VDF FutureCeuticals, Inc., utilizes innovative, innovative, state of the art, proprietary processes that produce antioxidant extracts and powders from Hawaiian Coffee Fruit which are used to produce KonaRed's Antioxidant Juices, Organic Green Teas, and On-the-Go Packs. KonaRed Corporation is headquartered in Koloa, Hawaii, and its distribution is centered in San Clemente California. KonaRed products are sold in select Whole Foods, Safeway, Sprouts, Walmart, 7-Eleven, and many other retail outlets throughout the US and Canada. More information about KonaRed and its products can be found at www.konared.com .

Forward Looking Statements

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Action of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

For Investor and Media Inquiries, please contact:

KonaRed Corporation Investor Relations
E and E Communications
Paul Knopick
Email: pknopick@eandecommunications.com
Tel 940.262.3584